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                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                       Three Months                Nine Months
                                                          Ended                       Ended
                                                   September 30, 1998          September 30, 1998
                                                   ------------------          ------------------
Net Income (Loss)                                       $(254,608)                     64,607
                                                        =========                   =========

Weighted average shares outstanding
  for basic EPS computation                               905,005                     933,217

Reduction for common shares not yet
  released by Employee Stock Ownership Plan               (67,448)                    (71,944)
                                                        ---------                   ---------

Total weighted average common shares
   outstanding for basic computation                      835,557                     861,273
                                                        =========                   =========

Basic earnings per share                                ($   0.30)                  $    0.08
                                                        =========                   =========

Total weighted average common shares
  outstanding for basic computation                       837,557                     861,273

Common stock equivalents due to
  dilutive effect of stock options                         20,993                      25,571
                                                        ---------                   ---------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                             858,550                     886,844
                                                        =========                   =========

Diluted earnings per share                              ($   0.30)                  $    0.07
                                                        =========                   =========

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